EXHIBIT 32


                                  CERTIFICATION
                          PURSUANT TO 18 U.S.C. ss.1350

      In connection with the report on Form 10-Q of Janel World Trade, Ltd. for the third fiscal quarter ended June 30, 2004, as filed with the Securities and

Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: August 13, 2004              /s/ James N. Jannello
                                    ------------------------------
                                             James N. Jannello, Executive
                                             Vice President and Chief
                                             Executive Officer

Dated: August 13, 2004              /s/Stephan P. Cesarski
                                    -----------------------
                                             President and Chief
                                             Operating Officer


Dated: August 13, 2004              /s/Linda Bieler
                                    -------------------------
                                             Controller and Chief
                                             Financial and Accounting
                                             Officer


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